UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Estrella Way
Burbank, California		91504
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

The Board of Directors of Entravision Communications Corporation (the "Company") appointed Gary Ferrera and Brian Krzanich as members of the Board on October 14, 2026. Each of Mr. Ferrera and Mr. Krzanich was appointed to serve until the 2027 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Ferrera was appointed to the Company's Audit Committee.

Mr. Ferrera, 64, has more than 30 years of global financial leadership experience, including more than 20 years as chief financial officer of publicly traded and privately held companies. Mr. Ferrera has been Managing Partner of Jedburgh Management Consulting, an advisory firm serving private equity-backed companies, since July 2025. Before that he served as Chief Financial Officer at MoneyGram International, a cross-border payments company, from June 2024 to June 2025, Driven Brands Holdings, an automotive services company, from May 2023 to May 2024, and Skillsoft, a corporate digital learning company, from September 2021 to November 2022. Earlier in his career, Mr. Ferrera served as Chief Financial Officer of Cardtronics, DigitalGlobe, Intrawest, Great Wolf Resorts, National CineMedia and Unity Media. He began his career in finance as an investment banker and international tax consultant. Mr. Ferrera has a bachelor’s degree in accounting from Bentley University and an MBA from Northwestern University. Prior to college, he served in U.S. Army Special Operations and Intelligence.

Mr. Krzanich, 66, has more than 40 years of experience in the technology industry, including chief executive officer roles at three publicly traded technology companies. Mr. Krzanich has been President and Chief Executive Officer and a director of Cerence, a provider of AI-powered conversational and voice technology for the automotive industry, since October 2024. Before that he served as President and Chief Executive Officer and a director of CDK Global, a technology provider to the automotive retail industry, from November 2018 to July 2022. Earlier in his career, Mr. Krzanich spent 36 years at Intel, where he served as Chief Executive Officer for five years. Mr. Krzanich has served on multiple public company boards, including SES AI from January 2024 to November 2024 and Electric Last Mile Solutions from June 2021 to July 2022. He has a bachelor’s degree in chemistry from San Jose State University.

In connection with the appointment, the Board approved an increase in the size of the Board from seven to nine directors. As non-employee directors, each of Mr. Ferrera and Mr. Krzanich will receive the standard compensation provided by the Company to its non-employee directors under the Company's Non-Employee Director Compensation Policy, as most recently disclosed in Exhibit 10.14 to the Company's Quarterly Report on Form 10-Q, filed by the Company with the U.S. Securities and Exchange Commission ("SEC") on August 4, 2023, including a prorated initial grant of restricted stock units. There is no arrangement or understanding between either of Mr. Ferrera or Mr. Krzanich and any other person pursuant to which he was selected as a director, and neither Mr. Ferrera nor Mr. Krzanich has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has affirmatively determined that each of Mr. Ferrera and Mr. Krzanich is an independent director in accordance with the listing standards of The New York Stock Exchange and the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	October 20, 2026	By:	/s/ Michael Christenson
Michael Christenson, Chief Executive Officer